UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2018

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed in Revolution Lighting Technologies, Inc.’s (“Revolution’s” or the “Company’s”) Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on November 13, 2018, the Company has been working to restructure its debt, which consists of a revolving line of credit under its loan and security agreement (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) with Bank of America N.A. (“Bank of America”) and loans from Robert V. LaPenta, Sr., Revolution’s Chairman and CEO, and Mr. LaPenta’s affiliate, Aston Capital, LLC (“Aston”). On November 21, 2018, the Company completed a series of transactions with Bank of America, Aston and Mr. LaPenta, which are described below, to restructure its outstanding debt obligations. These transactions are intended to allow the Company to continue operations through January 31, 2019 while the Company develops and seeks to implement its 2019 business plan, including ongoing cost reduction efforts and additional debt restructuring. The Company also plans to work with Bank of America to further amend the Loan Agreement to provide for the ongoing availability of the borrowing facility following January 31, 2019. There can be no assurance that the Company will obtain such an amendment. Any failure to obtain such an amendment or further forbearance under the Loan Agreement could result in the exercise of remedies by Bank of America, including the acceleration of amounts due under the Loan Agreement, and the acceleration of amounts due under the Consolidated Note (described below), and cause the Company to become unable to operate as a going concern.

As of November 21, 2018, the Company had total debt of approximately $64.7 million including aggregate principal and interest outstanding under the Company’s line of credit with Bank of America of approximately $24.7 million, aggregate principal and interest outstanding under loans from Mr. LaPenta and Aston of approximately $38.5 million and approximately $1.5 million from other sources, after giving effect to the transactions described below. As of November 21, 2018, the Company estimates that it had $1.0 million of available liquidity, reflecting its net cash position plus the remaining borrowing availability under the Loan Agreement. To the extent that the Company obtains access to higher levels of collateral, it may also borrow additional funds under Loan Agreement up to a maximum amount of $38.0 million. As provided in the Fourteenth Amendment (described below), in the future Mr. LaPenta may elect to provide up to $5.0 million in loans to the Company, on the same terms as the Consolidated Note, subject to approval by the Audit Committee of the Company’s Board of Directors (the “Board of Directors”). Any additional loans to the Company in excess of $5.0 million from Mr. LaPenta or Aston would require the approval of both the Audit Committee of the Board of Directors and Bank of America.

As previously disclosed, the Company expects that total indebtedness from all sources as of December 31, 2018 will be approximately $72 million. Additional funding may be necessary before the end of 2018 based on unforeseen circumstances, and the Company expects that it will need additional funding to continue its operations beyond the end of 2018. The extent of additional funds required will depend on the Company’s results of operations in the fourth quarter of 2018 and future periods, the amount of time and expense necessary to complete the previously announced SEC investigation of the Company and the review being conducted by the Audit Committee of the Board of Directors, and any other related costs.

Forbearance and Fourteenth Amendment to Credit Facility

On November 21, 2018, the Company and its direct and indirect subsidiaries entered into a Forbearance Agreement and Fourteenth Amendment (the “Fourteenth Amendment”) to the Loan Agreement. Under the terms of the Fourteenth Amendment, Bank of America agreed to forebear, until January 31, 2019, from exercising its rights and remedies as a result of breaches of certain covenants under the Loan Agreement, including the Company’s failure to maintain a minimum fixed charge coverage ratio of 1.1 to 1.0 for the fiscal quarter ended September 30, 2018 and its expected inability to maintain such minimum fixed charge coverage ratio for the fiscal quarter ending December 31, 2018. In addition, Bank of America agreed to a one-time waiver of breaches of certain covenants due to the incurrence of additional debt by the Company in favor of Mr. LaPenta (as previously disclosed in the Company’s Current Reports on Form 8-K filed on November 13, 2018 and November 20, 2018). If the Company is not able to obtain a further amendment of the Loan Agreement or extend the forbearance, all principal, interest and other amounts outstanding under the Loan Agreement will become due and payable upon the earlier of 5 p.m. on January 31, 2019 or any Termination Event (as defined under the Loan Agreement).

In the Fourteenth Amendment, Bank of America agreed to continue lending to the Company under the revolving credit facility provided by the Loan Agreement through January 31, 2019, subject to the Company continuing to comply with its obligations under the Fourteenth Amendment including (i) not allowing any additional Defaults or Events of Default (as defined in the Loan Agreement) to occur and (ii) repaying $5.0 million of loan advances in excess of the Company’s calculated borrowing base amount that were outstanding under the Loan Agreement on November 21, 2018 by January 2, 2019, in accordance with the payment schedule set forth in the Fourteenth Amendment.

In exchange for the forbearance granted under the Fourteenth Amendment, the Company agreed to (i) pay an interest rate on the outstanding balance under the Loan Agreement equal to LIBOR plus 4.75% through January 31, 2019, as opposed to the previous non-default rate of interest of LIBOR plus 2.75%, (ii) pay a $50,000 fee, (iii) a new covenant limiting the cumulative use of cash by the Company for November and December 2018, (iv) modify the definition of borrowing base under the Loan Agreement and (v) apply the $12.0 million that Mr. LaPenta had previously deposited as collateral for a limited recourse guaranty for the benefit of Bank of America under the Loan Agreement to repay a portion of the Company’s indebtedness under the Loan Agreement. In exchange for the $12.0 million, the Company issued a secured promissory note to Mr. LaPenta and Aston (as described below).

As a result of the $12.0 million payment to Bank of America from the Collateral Account and net borrowings from cash activity, the Company’s outstanding indebtedness under the Loan Agreement decreased from $36.7 million to $24.7 million as of November 21, 2018 and the maximum amount of revolving loans available under the Loan Agreement (including up to $5.0 million of advances in excess of the calculated borrowing base amount) dependent upon available collateral, was reduced from $50.0 million to $38.0 million.

The foregoing description of the Fourteenth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fourteenth Amendment, which is attached to this Form 8-K as Exhibit 99.1.

Guaranty Exchange

Under the terms of the Loan Agreement, Mr. LaPenta had guaranteed $12.0 million of the Company’s borrowings and had deposited $12.0 million in cash in a collateral account with Bank of America to secure his guarantee (the “Collateral Account”). The guarantee and Collateral Account were established to enable the Company to borrow up to $12.0 million in addition to the borrowing base amount based upon receivables and inventory. Mr. LaPenta and the Company are party to a Reimbursement Agreement, dated as of January 26, 2017, as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2017, under which the Company and its subsidiaries agreed to reimburse Mr. LaPenta for amounts paid by Mr. LaPenta under such guaranty, plus interest at a market rate determined at the time of such payment. In connection with the Fourteenth Amendment, Mr. LaPenta authorized Bank of America to apply the $12.0 million of cash in the Collateral Account to reduce the outstanding principal balance of the revolving loans under the Loan Agreement. In consideration for Mr. LaPenta’s payment, the Company added $12.0 million of principal to the Consolidated Note (described below).

Consolidated Note

Simultaneously with its entry into the Fourteenth Amendment, the Company consolidated all of its outstanding promissory notes and advances due to Mr. LaPenta and Aston and issued a new promissory note, dated as of November 21, 2018, to Mr. LaPenta and Aston (the “Consolidated Note”). The Consolidated Note has an aggregate principal amount of $38.4 million, which reflects (i) an advance of $1.0 million from Aston in March 2017 (the “March Advance”), (ii) $14.5 million in principal owed to Aston under a promissory note issued to Aston in August 2018 (the “August Note”), (iii) an advance of $0.4 million from Aston in September 2018 (the “September Advance”), (iv) $10.5 million in principal owed to Mr. LaPenta under two promissory notes issued to Mr. LaPenta in November 2018 (the “November Notes”), and (v) $12.0 million owed by the Company to Mr. LaPenta in respect of the guaranty exchange on November 21, 2018, as described above. In addition, approximately $0.1 million of accrued and unpaid interest on the March Advance, the August Note, the September Advance, and the November Notes was included in the Consolidated Note and will be paid in cash to Mr. LaPenta and Aston on December 1, 2018. The Consolidated Note is secured by a lien on the Company’s and its subsidiaries’ assets in favor of Aston, as agent for Aston and Mr. LaPenta, pursuant to a Security Agreement entered into by the Company and its subsidiaries on November 21, 2018 (the “Security Agreement”). A copy of the Security Agreement is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

The March Advance, the August Note and the September Advance incurred interest at a rate of 9%, and the November Notes incurred interest at a rate of LIBOR plus 3.75%. The Consolidated Note incurs interest at the greater of (i) LIBOR plus 3.75% and (ii) 1% above the rate in effect at any time under the Loan Agreement. As a result, the Consolidated Note will incur interest at LIBOR plus 5.75% through January 31, 2019. The Consolidated Note is scheduled to mature on July 20, 2020.

The Consolidated Note contains customary events of default, including an event of default under the Loan Agreement as a result of which all amounts thereunder have been declared immediately due and payable; nonpayment of principal or interest when due; assignment without consent of Mr. LaPenta and Aston; or the occurrence of certain bankruptcy, insolvency or liquidation-related events. Upon the occurrence of an event of default, any outstanding amounts under the Consolidated Note may be accelerated; provided, however, that upon the occurrence of certain bankruptcy, insolvency or liquidation-related events of default, all amounts payable under the Consolidated Note will automatically become immediately due and payable. The Consolidated Note does not contain financial or restrictive covenants.

The foregoing description of the Consolidated Note is not complete and is qualified in its entirety by reference to the full text of the Consolidated Note, which is attached to this Form 8-K as Exhibit 99.3.

In connection with the issuance of the Consolidated Note, the Company’s guarantor subsidiaries under the Loan Agreement guaranteed the Company’s obligations under the Consolidated Note by issuing a Guaranty in favor of Mr. LaPenta and Aston. A copy of the Guaranty is attached to this Form 8-K as Exhibit 99.4 and is incorporated herein by reference.

Also, in connection with the issuance of the Consolidated Note, Mr. LaPenta and Aston entered into a Subordination and Intercreditor Agreement with Bank of America, the Company and its direct and indirect subsidiaries, on customary terms and conditions. Pursuant to the Subordination and Intercreditor Agreement, Aston’s liens securing the Company’s indebtedness under the Consolidated Note are subordinated in all material respects to the liens securing the Company’s indebtedness to Bank of America under the Loan Agreement. A copy of the Subordination and Intercreditor Agreement is attached to this Form 8-K as Exhibit 99.5 and is incorporated herein by reference.

On November 21, 2018, the Board of Directors approved the Fourteenth Amendment, and the Audit Committee of the Board of Directors approved the Consolidated Note, the Subordination and Intercreditor Agreement, the Security Agreement and the Guaranty.

Thirteenth Amendment to Credit Facility

On July 31, 2018, the Company entered into the Thirteenth Amendment to the Loan Agreement (the “Thirteenth Amendment”). The Thirteenth Amendment provided for, inter alia, the following: (i) repayment of a $2.1 million additional advance by Bank of America in scheduled amounts on or before September 28, 2018; (ii) a 1% increase in the interest rate on outstanding balances under the Loan Agreement until the additional advance was repaid; (iii) adjustments to the definition of borrowing base under the Loan Agreement; (iv) the appointment of a financial consultant by the Company; (v) certain amendments to the covenant restricting payments of the Company’s outstanding indebtedness owed to Aston and Mr. LaPenta and (v) more frequent financial reporting by the Company to Bank of America. A copy of the Thirteenth Amendment is attached to this Form 8-K as Exhibit 99.6 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 relating to the Fourteenth Amendment, the Consolidated Note, the Subordination and Intercreditor Agreement, the Security Agreement and the Guaranty is incorporated by reference in its entirety in this Item 2.03.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “expects,” “believes,” “are intended,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding further amendments to the Loan Agreement, the Company’s future levels of indebtedness, the Company’s future funding needs or the availability of funding from Mr. LaPenta, involve risks and uncertainties that may cause actual results to differ materially from those stated here as a result of various factors. Forward-looking statements reflect the views of the Company’s management as of the date hereof. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Forbearance Agreement and Fourteenth Amendment to Loan and Security Agreement, dated November 21, 2018, among Revolution Lighting Technologies, Inc., Lighting Integration Technologies, LLC, Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source, LLC, Revolution Lighting – E-Lighting, Inc., Seesmart, LLC, TNT Energy, LLC, the Guarantors party thereto and Bank of America, N.A.

99.2	Security Agreement, dated November 21, 2018, among Revolution Lighting Technologies, Inc., Lighting Integration Technologies, LLC, Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source, LLC, Revolution Lighting – E-Lighting, Inc., Seesmart, LLC, TNT Energy, LLC, Value Lighting of Houston, LLC, Break One Nine, Inc., Revolution Lighting Technologies – Energy Source, Inc., Revolution Lighting Technologies – TNT Energy, LLC and Aston Capital, LLC, as Agent and Lender.

99.3	Consolidated Promissory Note, dated November 21, 2018, among Revolution Lighting Technologies, Inc., Aston Capital, LLC and Robert V. LaPenta.

99.4	Guaranty, dated November 21, 2018, among Lighting Integration Technologies, LLC, Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source, LLC, Revolution Lighting – E-Lighting, Inc., Seesmart, LLC, TNT Energy, LLC, Value Lighting of Houston, LLC, Break One Nine, Inc., Revolution Lighting Technologies – Energy Source, Inc. and Revolution Lighting Technologies – TNT Energy, LLC.

99.5	Subordination and Intercreditor Agreement, dated November 21, 2018, among Robert V. LaPlenta, Aston Capital, LLC and Bank of America N.A.

99.6	Thirteenth Amendment to Loan and Security Agreement, dated July 31, 2018, among Revolution Lighting Technologies, Inc., Lighting Integration Technologies, LLC, Relume Technologies, LLC, Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source, LLC, Revolution Lighting – E-Lighting, Inc., Seesmart, LLC, TNT Energy, LLC, the Guarantors party thereto and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2018

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
James A. DePalma Chief Financial Officer